UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 12, 2011

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01           Entry Into a Material Definitive Agreement.

Amendment to Credit Agreement

Effective December 12, 2011, AmTrust Financial Services, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to its Credit Agreement, dated January 28, 2011, with JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, SunTrust Bank, as Documentation Agent, and the various lending institutions party thereto.  The Amendment modifies certain restrictive covenants (e.g., indebtedness, swap agreements and restricted payments) in order to permit the Company to offer its Convertible Senior Notes due 2021 (the “Notes”), subject to market and other conditions, in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Certain of the lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository services and account processing services, for which the Company has paid, and intends to pay, customary fees.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01           Other Events.

Offering of Senior Convertible Notes due 2021

On December 15, 2011, the Company issued a press release announcing that it plans to offer, subject to market and other conditions, the Notes in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Computation of Ratio of Earnings to Fixed Charges

The Company has determined its ratio of earnings to fixed charges for the nine months ended September 30, 2011 and for each of the years ended December 31, 2010, 2009, 2008, 2007 and 2006.  The Company has derived its ratio of earnings to fixed charges from its historical consolidated financial statements.  The Company currently does not have any preferred stock outstanding and has not paid any dividends on preferred stock; therefore, the Company’s ratio of earnings to fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.  The computation of the Company’s ratio of earnings to fixed charges is attached as Exhibit 12.1 to this Current Report on Form 8-K and incorporated by reference herein and into the Company’s shelf registration statement on Form S-3 (File No. 333-169520) filed with the Securities and Exchange Commission.

Item 9.01           Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement, dated as of December 12, 2011, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lending institutions party thereto

12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Press Release, dated December 15, 2011, announcing the Company’s commencement of the offering of the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date: December 15, 2011	By:	/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary